EXHIBIT 32.1

               CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                    ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Valley Commerce Bancorp (the "Company") for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Donald A. Gilles, President and Chief Executive Officer of the Company, and Roy O. Estridge, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


              Date: August 12, 2005        /S/ DONALD A. GILLES
                                           --------------------
                                           Donald A. Gilles
                                           President and Chief Executive Officer




              Date: August 12, 2005        /S/ ROY O. ESTRIDGE
                                           -------------------
                                           Roy O. Estridge
                                           Chief Financial Officer


This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.


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